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                                   EXHIBIT 10.56

                                SECOND AMENDMENT TO
                    SENIOR MANAGER SEPARATION BENEFITS AGREEMENT


This Second Amendment to the Senior Manager Separation Benefits Agreement (the "Agreement") is made this 20th day of March, 1998 by and between, Sierra West Bancorp, a California Corporation (formerly known as Sierra Tahoe Bancorp) and its banking subsidiary, Sierra West Bank (formerly known as Truckee River Bank) ("collectively, SWB"), and Patrick S. Day, an individual ("PSD"), as follows:

                                     RECITALS:

       A. On or about January 10, 1996, SWB and PSD entered into a Senior Manager Separation Benefits Agreement wherein the parties preagreed upon reasonable separation compensation to be paid to PSD should SWB ever determine that PSD should, for whatever reason, be terminated from his position and leave the company.

       B. Since the execution of the Agreement, PSD has been allotted additional duties and responsibilities and, due to the change in responsibilities, is eligible for additional compensation under the Agreement.

       C.     PSD and SWB wish to amend certain terms of the Agreement.

       NOW, THEREFORE, the parties agree as follows:

The references to "NINE (9) in Paragraphs 3(A) and 3(B) on page 3 of the Agreement shall be deleted in their entirety and in their place and stead shall be inserted references to "TWELVE (12)".

       Except as herein amended, all terms and conditions of the Agreement shall remain the same.




       IN WITNESS WHEREOF the parties hereto have set their hands as of the date and

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year first above written.



/s/ Patrick S. Day
----------------------
PATRICK S. DAY ("PSD")


SIERRA WEST BANCORP,
a California Corporation ("SWB")



By:    /s/ William Fike
    --------------------
       William Fike,
Its:   Chief Executive Office


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